Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

AQUA POWER SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-4213903 (I.R.S. Employer Identification No.)
2180 Park Ave North, Unit 200 Winter Park, FL (Address of principal executive offices)	32789 (Zip Code)

Registrant’s telephone number, including area code: 407-674-9444

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement on Form 10 (this “Registration Statement”) of Aqua Power Systems, Inc. (the “Company”, “we”, “us”, “our” or “Aqua Power Systems”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results or plans to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

•	the success or failure of management’s efforts to implement the Company’s business plan;

•	the ability of the Company to fund its operating expenses;

•	the ability of the Company to compete with other companies that have a similar business plan;

•	the effect of changing economic conditions impacting our plan of operation; and

•	the ability of the Company to meet the other risks as may be described in future filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Registration Statement to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of our public disclosure practices.

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Item 1. Business.

Corporate History

We were originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, we changed our name to Aqua Power Systems Inc. Between June 6, 2014 and October 19, 2020, the Company was abandoned by its officers and directors, as they failed to file an annual list of officers or pay annual fees to the Nevada Secretary of State on December 31, 2016, and neither gave notice nor held a meeting of the shareholders, since at least 2016.

Custodianship

Aqua Power Systems Inc., a Nevada Corporation. (Petition of SMALL CAP COMPLIANCE, LLC)

On October 19, 2020, Small Cap Compliance, LLC filed its motion to serve as custodian of the Company; it was not a shareholder of the Company on the aforementioned date.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order approving the appointment of Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. (Small Cap Compliance, LLC and the Company entered into a Custodian Services Agreement on December 1, 2020, which set forth the duties of Small Cap Compliance, LLC)

On December 7, 2020, Small Cap Compliance, LLC filed a Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of one million shares of Series B preferred stock. The aforementioned were approved, and Stephen Carnes was elected as the sole director and the sole executive officer, at a meeting of the shareholders on January 4, 2021.

On January 1, 2021, Small Cap Compliance, LLC filed a Motion to Terminate Custodianship.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as custodian of the Company.

Receivership

In re: AQUA POWER SYSTEMS INC., a Nevada Corporation, (Application of Stephen Carnes)

On January 28, 2021, Stephen Carnes filed an application with the Eight District Court of Nevada to be appointed as the Receiver of the Company and requested that the Court Order written proof of claim from all Claimants and Creditors of the Company as a reasonable and necessary step toward rehabilitating our insolvency.

On March 1, 2021, the Eighth Judicial District Court of Nevada ordered that Stephen Carnes be appointed “Receiver” of the Company, with the authority to rehabilitate the Company by, including but not limited to, collecting the debts and property due and belonging to the Company, to compromise and settle with the debtors and creditors of the Company, to prosecute and defend lawsuits in the name of the Company, to do all other acts as might be done by the Com, to do all other acts as may be reasonable and necessary to continue the business of the Company, and to appoint agents for the exercise of these duties.

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On March 1, 2021, the Eighth Judicial District Court of Nevada ordered that all claimants and creditors of the Company had sixty (60) days, from March 1, 2021, to submit written proof of claim to the receiver.

On May 3, 2021, Claimant Graham Taylor submitted claims on behalf of himself, Heng Hong Investment, and Puriwanto Handoko.

On June 28, 2021, Receiver filed a motion to shorten time and a motion to bar asserted claims and unasserted claims.

On August 5, 2021, the Eighth Judicial District Court of Nevada ordered that all claimants and creditors of the Company are barred from participating in the distribution of assets of the Company which arose on or before August 6, 2021 (Notice of entry of the Order). No appeal was filed by the claimants within the timeframe for an appeal.

On October 4, 2021, filed a Motion to Terminate the Receivership and a hearing was set for November 8, 2021, regarding the Company’s Motion to Terminate the Receivership. At the hearing, on November 8, 2021, the Company’s Motion to Terminate the Receivership was granted.

On November 9, 2021, the Eighth Judicial District Court of Nevada ordered the Receivership Terminated.

Blank Check Company Status

Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for so long as it is subject to those requirements.

At present, the Company is a blank check company with no revenues and the Company has no specific business plan or purpose other than to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a blank check company, any offerings of our securities would need to comply with Rule 419 under the Securities Act. The provisions of Rule 419 apply to every registration statement filed under the Securities Act by a blank check company. Rule 419 requires that the blank check company filing such registration statement to deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, the registrant is required to file a post-effective amendment to the registration statement containing the same information as found in a Form 10 registration statement upon execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. The requirement to comply with Rule 419 could deter a target company from entering into a business transaction with us, as the management of the target company may determine the aforementioned procedures to be too onerous or costly and decide to enter into a business transaction with a company that does not have to comply with Rule 419. The Company has no current plans to engage in any such offerings.

Acquisition Opportunities

The Company is a shell company in that it has no or nominal operations and either no or nominal assets. At this time, the Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities.

Negotiations with any merger candidate are expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon certain factors, such as the target company’s assets and liabilities, the Company’s current shareholders will most likely hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires an operating business with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then shareholders. Management does not expect to negotiate a cash payment in exchange for the outstanding shares held by non-affiliates.

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In applying the foregoing criteria, none of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. Further, shell companies are prohibited from the use of Form S-8, which allows a registrant to register securities that are to be offered to its employees or employees of its subsidiaries or parents under any employee benefit plan, until the shell company has ceased being a shell company for at least 60 calendar days and has filed all reports and other materials required by section 13 or 15(d) of the Securities Exchange Act of 1934 during the proceeding 12 months (or for such shorter period that the registrant was required to file such reports and materials). As the Company is a shell company, the aforementioned prohibition could prove to be a disadvantage to other entities that we will compete with for identifying and completing a business combination that can utilize Form S-8 to register stock.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Acquisition Target Analysis

The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, or successor management, with such outside assistance as they may deem appropriate. The Company intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to our attention through present associations of the Company’s officers and directors. In analyzing prospective business opportunities, the Company will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. The Company will not acquire or merge with any company for which audited financial statements are not available.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default, and will include miscellaneous other terms.

The Company does not intend to provide its security holders with any complete disclosure documents or audited financial statements concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction. In the event a proposed business combination involves a change in a majority of the directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

Stephen Carnes, the sole officer and director of the Company, has the ability, through his ownership of Series B preferred stock, to elect directors of his choosing and thus, is able to control the direction of the Company. Accordingly, Stephen Carnes will have substantial flexibility in identifying and selecting a prospective new business opportunity. In reviewing business opportunities, management will also consider such factors as:

•	potential for growth, indicated by new technology, anticipated market expansion or new products;
•	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	strength and diversity of management, either in place or scheduled for recruitment;
•	capital requirements and anticipated availability of required funds, to be provided by the registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources; and
•	the extent to which the business opportunity can be advanced considering the availability of both human and economic capital.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that the Company may deem relevant.

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In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the relative inexperience of our management with respect to such activities. We believe there are many companies and professionals with significantly more experience than our management that also are seeking business combination targets.

Due Diligence on Potential Acquisition Targets

We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. At this time, the Company has not specifically identified any third parties that it may engage. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Marketing Strategy

The Company intends to promote itself privately. The Company anticipates that the selection of a business opportunity in which to participate will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own registration statement on Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the EDGAR database, especially if the operating company has not invested in filing software to streamline the process, which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become Securities and Exchange Commission (“SEC”) reporting. This is because some investors desire to have an exit strategy and a reverse merger with a Form 10 shell company is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the Company will be required to file a Current Report on Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination.

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The Company has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. As of the three months ended June 30, 2021, the Company had a cash balance of $165,196. Management believes that the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time of completing such initial registration. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Current Reports on Form 8-K, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and agreements and related reports and documents. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. The Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

Effect of an Acquisition on the Company’s Current and Future Shareholders

Although there is no guarantee that a merger with a private, operating business would result in any benefit to our current or future shareholders, the Company believes there exists a potential benefit to the shareholders from the consummation of such a merger or acquisition. For example, our common stock may become more attractive to the financial community, resulting in an increased share price and/or greater liquidity. Moreover, if all of the preconditions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), are met, including the introduction of an operating business, current restricted shareholders may be able to utilize Rule 144 for the sale of their shares. Currently, Rule 144 is not available as further described below in Risk Factors. There is no guarantee that any of these possible benefits will come to fruition.

Other perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company’s directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company’s shareholders or may sell their stock in the Company. Moreover, management may sell or otherwise transfer its interest in the Company to new management who will then continue the Company business plan of seeking new business opportunities.

It is anticipated that any securities issued in any reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

Government Regulations

The Company intends to conduct its activities so as to avoid being classified as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) and therefore to avoid application of the costly and restrictive registration and other provisions of the 1940 Act and the regulations promulgated thereunder.

As a public company, we will be subject to the reporting requirements of the Exchange Act, which include the preparation and filing of current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K, respectively. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act.

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Plan for the Remainder of the Year

The Company’s plan for the remainder of the fiscal year is to identify merger and acquisition candidates, complete one of the aforementioned business combinations, and comply with the reporting requirements of the Exchange Act

Current Status of Operations

The Company has not expended funds on and has no plans to expend funds or time on product research or development.

Management intends to devote such time as it deems necessary to carry out the Company’s affairs. We cannot project the amount of time that our management will actually devote to our plan of operations.

Competition

The Company will remain an insignificant participant among the firms which engage in acquisition opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors which are also in the business of seeking opportunities to engage in a merger or acquisition with other companies.

Smaller Reporting Company Status

We qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $250 million or it has less than $100 million in annual revenues and no public float or public float of less than $700 million. To the extent that we remain a smaller reporting company, we will have reduced disclosure requirements for our public filings, including: (1) less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation and (2) the requirement to provide only two years of audited financial statements, instead of three years. In addition, until such time as the public float of our common stock exceeds $75 million, we will be a non-accelerated filer and will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act.

Employees

The Company currently has no employees. The business of the Company will be managed by its officers and directors and such officers or directors which may join the Company in the future, and who may become employees of the Company. The Company does not anticipate a need to engage any fulltime employees at this time.

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Item 1A. Risk Factors.

The following are certain risk factors that could affect our business, financial condition and results of operations. The risks that are highlighted below are not the only ones that we face. You should carefully consider each of the following risks and all of the other information contained in this Registration Statement.

Risks Related to our Business and Strategy

We have a history of operating losses and expect to incur additional losses in the future until we complete an acquisition with an operating company.

We have sustained cumulative losses through the fiscal years ended March 31, 2021 and 2020. For the fiscal years ended March 31, 2021 and 2020, we reported net losses of $77,932 and $69,832, respectively. The accumulated deficit as of March 31, 2021 was $(1,118,613). Our audit firm indicated in its opinion for the fiscal years ended March 31, 2020 and 2019 that there is a substantial risk that we will not be able to continue as a going concern. Our losses have had, and will continue to have, an adverse effect on our financial condition. Any failure to achieve and maintain profitability will continue to have an adverse effect on our financial condition and results of operations and may affect our ability to continue as a going concern.

The Company has limited assets and no present source of revenues.

At present, our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income, revenues or cash flow from operations. Our most recent fundraising that occurred in April of this year, 2021, which was followed by a Form D filing, has provided us with funding, necessary for us to continue our corporate existence and our business objective of seeking new business opportunities, as well as funding the costs, including professional accounting fees, of registering our securities under the Exchange Act and continuing to be a reporting company under the Exchange Act.

The Company may require additional financing to maintain its reporting requirements and administrative expenses.

The Company has no revenues and is dependent upon its current assets to fund the costs associated with the reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence. We may not generate any revenues unless and until the commencement of new business operations. We believe that our most recent fundraise will continue to provide sufficient funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. Through the date of this Registration Statement, we have raised $200,000. In the event that our available funds prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse effect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and such financing may not be available on terms acceptable and in our best interests. We do not have any written agreement with our affiliates to provide funds for our operating expenses.

The COVID-19 pandemic may cause significant disruption to our business plan.

On January 20, 2020, the World Health Organization ("WHO") announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the "COVID-19 outbreak") and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID- 19 outbreak as a pandemic, based on the rapid increase in global exposure.

The full impact of the COVID-19 outbreak continues to evolve. We are actively monitoring the impact on our business plan. Given the daily evolution of the COVID-19 outbreak and the global attempts to curb its spread, the Company is not yet able to fully estimate the effects of the COVID-19 outbreak. Additionally, the COVID-19 outbreak could have a continued adverse impact on economic and market conditions generally and trigger a period of global economic slowdown, which would impair the Company's ability to raise needed funds and to continue as a going concern.

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We may have material liabilities since the Company discontinued filing periodic reports with the SEC in 2015 and the Company may have incurred additional liabilities that we have not discovered.

The Company last filed financial statements with the SEC with its quarterly report for the period ended June 30, 2015. As a result, the Company may have incurred material liabilities since that date and prior to the date on which the Company’s corporate existence was reinstated with Nevada which have not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

We only have one member of our senior management team who also serves as our sole director.

Our senior management team consists of our Chief Executive Officer, Stephen Carnes. He also serves as our sole director. We would benefit from having a board of directors that could bring additional perspective and knowledge. Lacking that perspective and experience will make it difficult to execute our growth plan. If our Chief Executive Officer was to leave the Company, this could adversely affect our business and the results of operations.

In addition, to execute our growth plan, we must attract and retain highly qualified personnel. Competition for these employees exists. New members of management must have significant industry expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be adversely affected.

Furthermore, we are dependent upon our management team to oversee our operations. There can be no assurance that our management team will successfully achieve our business objectives. In the event these persons are ineffective, our business and results of operations could be adversely affected.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of our common stock may decline.

As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. In addition, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"). The process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation is time consuming, costly and complicated.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

As a public company, we will continue to incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC or other regulators. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Management has broad discretion over the selection of our prospective business.

Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential new prospective business in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business. The business decisions made by our management may not be successful.

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Our management could have future conflicts of interest in determining business opportunities.

Our management is not required to, nor will they, commit full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than otherwise. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management is not currently an officer and director of any competing entities, but could become so in the future.

In the event that prior to the Company consummating a merger or acquisition, management becomes associated with another substantially similar entity, they will have a conflict of interest. Such conflict would result in a conflict of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a Nevada corporation are required to present certain business opportunities to a corporation for which they serve as an officer or director. In the event that our management has multiple business affiliations, they may have similar legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. In particular, management will likely present a business opportunity to an entity they control that is current in its reporting obligations and has records sufficient to perform an audit. Moreover, management will likely present an opportunity to an entity they control that is domiciled in Delaware or another state that management believes has well known corporate laws in the business community, prior to an entity domiciled in a less well-known state. Further, management will consider the current capitalization of an entity they control in offering a business opportunity to such entity. In particular, management will consider whether they believe that the entity would be more attractive to an operating business following a change in capitalization such as a reverse split or decrease or increase in authorized capital stock. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. In the event that all factors appear equal, management will likely present an operating company with a choice of blank check companies and defer to such operating company’s preference.

Management believes that operating companies will consider such factors as outstanding shares, outstanding shares held by non-affiliates, number of shareholders, reporting history, if any, outstanding liabilities or potential liabilities, tax losses, outstanding SEC comments, regulatory history, the name of an entity and the state of domicile of an entity. This list is not exclusive and the management of an operating company may prefer an entity for reasons that we cannot determine in advance. However, management will act in what it believes will be in the best interests of the shareholders of the Company. Moreover, in the event a business opportunity is presented to another entity controlled by management, management will continue to actively seek business opportunities for the Company.

In addition, conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other non-management stockholders, if any. A conflict of interest may arise between management’s personal pecuniary interest and its fiduciary duty to stockholders.

Stockholders will not receive disclosure or information regarding a prospective business.

As of the date of this Registration Statement, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. Management is not required to and will not provide shareholders with disclosure or information regarding prospective business opportunities. Moreover, a prospective business opportunity may not result in a benefit to shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

We have not specified an industry for new prospective business opportunities and accordingly, risks associated with a specific business cannot be ascertained.

There is no basis for shareholders to evaluate the possible merits or risks of potential new business opportunities or the particular industry in which we may ultimately operate. To the extent that we effect a business combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of that financially unstable company. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. A high level of risk frequently characterizes certain industries that experience rapid growth, including internet companies. Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any new business opportunity.

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We likely will complete only one business transaction, which will cause us to be dependent solely on a single business and a limited number of products, services or assets.

Given our limited financial resources and other considerations, it is likely we will complete a business transaction with only one target, if we are able to complete one at all. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business and dependent upon the development or market acceptance of a single or limited number of products, processes or services. In this case, we will not be able to diversify our operations or benefit from the possible diversification of risks or offsetting of losses, unlike other entities which may have the resources to complete several business transactions or asset acquisitions in different industries or different areas of a single industry so as to diversify risks and offset losses.

There are many blank check companies with which the Company will compete to attract business opportunities.

The Company expects to encounter intense competition from other entities seeking to pursue new business opportunities. Many of these entities are well-established and have extensive experience in identifying new prospective business opportunities. Many of these competitors possess greater financial, technical, human and other resources than we do. Based upon our limited financial and personnel resources, we may lack the resources as compared to those of many of our potential competitors.

Potential risks of an acquisition or merger with a foreign company.

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency and balance of payments positions and in other respects.

Risks Related to the Ownership of Our Capital Stock

Our sole officer and director has a controlling interest in the Company, which gives him the right to direct the Company.

Stephen Carnes has a controlling equity interest the Company through his ownership of 500,000 Series B Preferred Shares, each of which has voting rights of 1,000 votes per share. Stephen Carnes has the ability, through his ownership of Series B Preferred Shares, to elect directors of his choosing and thus, is able to control the direction of the Company. Stephen Carnes’ interests may diverge from those of the other stockholders and this divergence may have a significant impact on our company.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

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State blue sky registration; potential limitations on resale of securities.

The holders of our shares of common stock and those persons, who desire to purchase our stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

It is the present intention of the Company’s management, after the commencement of new business operations and the development of a secondary trading market for our shares, to seek coverage and publication of information regarding our Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain:

•	the names of issuer’s officers and directors,
•	an issuer’s balance sheet, and
•	a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.

Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Illinois, Kentucky, Virginia, Louisiana, Tennessee, New York, and Pennsylvania.

Rule 144 Related Risk

A person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale, and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

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Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

The use of Rule 144 is prohibited for the resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

Rule 145 Related Risks

Affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resales of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

•	The issuer must meet all of the conditions applicable to shell companies under Rule 144;
•	After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;
•	After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and
•	After one year from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities without restriction.

We believe we will be considered a “smaller reporting company” and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act a “smaller reporting company” means an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	Had a public float of less than $250 million; or
•	Had annual revenues of less than $100 million and either:
○ No public float; or
○ A public float of less than $700 million.

Whether an issuer is a smaller reporting company is determined on an annual basis.

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As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

Provisions of our Certificate of Incorporation, as amended, and Bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include, among others, when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, our Certificate of Incorporation authorizes the issuance of shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board may, without shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person,
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;
•	the broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination and;
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

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Item 2. Financial Information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following presentation of management’s discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this Registration Statement. This section and other parts of this Registration Statement contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements.

Results of Operations and Known Trends or Future Events

For the six months ended September 30, 2021, and fiscal years ended March 31, 2021 and 2020, we have neither engaged in any operations nor generated any revenues. We will not generate any operating revenues until we are able to execute our business plan and secure the rights to offer products to the market. There has been no significant change in our operations and no material adverse change has occurred since the date of our audited financial statements.

For the year ended March 31, 2021, we incurred total operating expenses of $8,100 which included professional fees of $5,100 and rent of $3,000. We had interest expense of $69,832 resulting in net loss of $77,932 for the year ended March 31, 2021.

For the year ended March 31, 2020, we incurred no operating expenses. We had interest expense of $69,832, resulting in net loss of $69,832 for the year ended March 31, 2020.

Liquidity and Capital Resources

Operating Activities

For the three months ended September 30, 2021, we had a net profit of $1,089,417. For the three months ended September 30, 2021, we had total operating expenses of $25,103. For the 3 month period ended September 30, 2021, we had a gain on the extinguishment of debt of 1,121,407 as a result of a motion by the court disallowing any further asserted and unasserted claims thereby allowing us to write-off the balances of most of the Company’s debt (Discussed in Item 1, under the title Receivership), related party interest expense of $2,743, and other interest expense of $4,144. As a result, we had total other income of $1,114,520 for the three months ended September 30, 2021.

For the three months ended September 30, 2020, we had a net loss of $17,601. For the three months ended September 30, 2020, we had total operating expenses of $0. For the 3 months ended September 30, 2020, a related party interest expense of $7,011, and other interest expense of $10,590. As a result, we had total other expense of $17,601 for the three months ended September 30, 2020.

For the six months ended September 30, 2021, we had a net profit of $1,028,900. For the six months ended September 30, 2021, we had a gain on the extinguishment of debt of 1,121,407 as a result of a motion by the court disallowing any further asserted and unasserted claims thereby allowing us to write-off the balances of most of the Company’s debt (Discussed in Item 1, under the title Receivership), an increase in accrued interest payable of $24,100 and an increase in accounts payable and promissory notes of $18,000. As a result, we had net cash provided by operating activities of $50,407 for the six months ended September 30, 2021.

For the six months ended September 30, 2020, we had a net loss of $35,012. For the six months ended September 30, 2020, we had an increase in accrued interest payable of $35,012. As a result, we had net cash used in operating activities of $0 for the six months ended September 30, 2020.

For the year ended March 31, 2021, we had a net loss of $77,932. For the year ended March 31, 2021, we had an increase in accrued interest payable of $69,832 and an increase in accounts payable and promissory notes of $3,000. As a result, we had net cash used in operating activities of $(5,100) for the year ended March 31, 2021.

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For the year ended March 31, 2020, we had a net loss of $69,832. For the year ended March 31, 2020, we had an increase in accrued interest payable of $69,832. As a result, we had net cash used in operating activities of $0.

Investing Activities

For the six months ended September 30, 2021 and 2020, we did not pursue any investing activities.

For the years ended March 31, 2021 and 2020, we did not pursue any investing activities.

Financing Activities

For the six months ended September 30, 2021, we had proceeds from the sale of our common stock for cash of $200,000. As a result, we had net cash provided by financing activities of $200,000 for the three months ended September 30, 2021.

For the six months ended September 30, 2020, we did not pursue any financing activities.

For the year ended March 31, 2021, we had proceeds from note payable – related party of $5,100. As a result, we had net cash provided by financing activities of $5,100 for the year ended March 31, 2021.

For the year ended March 31, 2020, we did not pursue any financing activities.

Plan of Operation

Over the next twelve months, we expect to incur costs and expenses related to:

•	maintaining our corporate existence, such as annual fees due to the State of Nevada;
•	filing periodic reports under the Exchange Act, including filing, accounting and legal fees;
•	investigating and analyzing targets and possibly consummating a business transaction.

We expect to incur costs associated with filing reports under the Exchange Act over the next twelve months of approximately $10,000 to $25,000. Costs associated with investigating and analyzing targets and possibly consummating a business transaction are difficult to quantify given the multitude of variables associated with such activities. Our ongoing expenses will result in continued net operating losses that will increase until we can consummate a business transaction with a profitable target business, if ever. We estimate that these costs will be in the range of to $24,000 to $34,000 per year, and that we will be able to meet these costs as necessary, with funds from the aforementioned private placement.

Once we use all of the funds from our private placement, we will require additional capital to pay operating expenses.

Going Concern

We have generated no revenues for the fiscal years ending March 31, 2020 and 2021, and for the six months ending September 30, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

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Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Item 3. Properties.

We currently do not own any real properties.

We maintain our principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to us by Obduro, LLC. Obduro, LLC is owned by our CEO, Stephen Carnes. The monthly rent for this office space is $2,000.00 per month. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial ownership of our voting stock as of August 23, 2021, by:

•	Each director and each of our Named Executive Officers,
•	All executive officers and directors as a group, and
•	Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

As of October 25, 2021, there were 50,146,804 shares of our common stock, 0 shares of our Preferred A Stock, and 500,000 of our Preferred B Stock outstanding.

The number of shares of stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 25, 2021, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

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Name and address of Beneficial Owner	Amount of Beneficial Ownership(1)			Percent of Common Stock(2)	Percent of Preferred Class A Stock(3)	Percent of Preferred Class B Stock(4)	Percent of Total Voting Stock(5)
	Common Stock	Preferred Class B Stock	Preferred Class A Stock
Named Executive Officers and Directors:
Stephen Carnes 2180 Park Ave N. Unit 200 Winter Park, FL	0	500,000(6)	0	0.0%	0.0%	100.0%	90.8%
All executive officers and directors as a group (1 person)	0	500,000(7)	0	0.0%	0.0%	100.0%	90.8%

5% Stockholders:
Tadashi Ishikawa 2-7-17 Omori Honocyo OTA-KU Tokyo, Japan	32,942,624	0	0	65.6%	0.0%	0.0%	5.9%

1.	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

2.	Based on 50,146,804 shares of Common Stock outstanding on October 25, 2021.

3.	Based on 0 shares of Series A Preferred Stock outstanding on October 25, 2021.

4.	Based on 500,000 shares of Series B Preferred Stock outstanding on October 5, 2021.

5.	As of October 25, 2021, Stephen Carnes does not hold any shares of common stock. The percent of total voting stock reflects the percentage of total voting shares, as the Holders of the Series B Preferred Stock are entitled to 1,000 (One Thousand) votes per every 1 (one) share of Series B Preferred Stock, and Stephen Carnes owns 500,000 shares of Series B Preferred Stock, which entitles him to 500,000,000 votes. If Stephen Carnes exercises his right to vote, this would result in 550,146,804 voting shares, and Stephen Carnes would hold 90.8% of the then-outstanding voting shares.

6.	Represents 500,000,000 shares of common stock which Stephen Carnes has the right to acquire upon conversion of 500,000 shares of Series B Preferred Stock held by Stephen Carnes. Each share of the Series B Preferred Stock is convertible into 1,000 shares of common stock, subject to customary adjustments for stock splits, etc., and has a number of votes equal to the number of shares of common stock into which it is convertible, voting with the common stock together as one class.

7.	Stephen Carnes is the Company’s sole executive officer and director.

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Item 5. Directors and Executive Officers.

The following table sets forth the names, ages, positions and dates of appointment of our current directors and executive officers.

Name	Age	Position	Date Appointed
Stephen Carnes	58	Chief Executive Officer and Sole Director	December 2020

Since December 2020, Mr. Carnes has served as our Chief Executive Officer and sole director. Since January 2017, Mr. Carnes has owned a company, Obduro, LLC, in which he provides management consulting services to companies to facilitate growth. Since July 2014, he has also owned Powcar Properties, LLC, where he acts as a landlord for rental properties. Mr. Carnes graduated from Indiana University with a Degree in Business Administration.

The term of office of our director expires at the Company’s annual meeting of stockholders or until his successor is duly elected and qualified. Our sole director is not a party to any arrangement or understanding pursuant to which he was or is to be elected as a director.

Mr. Carnes has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K in the past 10 years.

Item 6. Executive Compensation.

2021 Summary Compensation Table

The following table sets forth information with respect to the compensation awarded or paid to our named executive officers during the fiscal years ended March 31, 2021 and 2020 (collectively, the “named executive officers”) for all services rendered in all capacities to us in fiscal 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen Carnes	2021	0	(1)	0	0	0	0	0	0	0
Chief Executive Officer	2020	0		0	0	0	0	0	0	0

(1)	No compensation has been paid to date to Mr. Carnes and the Company has not entered into a compensation agreement with Mr. Carnes.

There are no outstanding options, warrants or equity awards.

Director Compensation

The Company’s directors are not compensated for their services as directors of the Company.

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Item 7. Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions

We maintain our principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to us by Obduro, LLC. Obduro, LLC is owned by our CEO, Stephen Carnes. The monthly rent for this office space is $2,000.00 per month.

Director Independence

The Company is not listed on any exchange that requires director independence requirements, or any exchange at all at this time. We have not established our own definition for determining whether our director and nominees for directors are “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though Mr. Carnes, our sole director, would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company.

Item 8. Legal Proceedings.

Pending proceedings are listed below.

AQUA POWER SYSTEMS INC. v. TADASHI ISHIKAWA

On November 5, 2021, the Company filed a lawsuit, in the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida, for declaratory relief, seeking an order declaring void 32,942,624 shares of common stock of the Company held by Tadashi Ishikawa, the former CEO of APSI who abandoned the company and was replaced by Stephen Carnes in the Custodianship discussed in Item 1, under the title Custodianship, in book entry with the Company’s transfer agent, as the shares were not acquired by any consideration and Tadashi Ishikawa entered into valid agreements with APSI to return and cancel shares of APSI’s common stock, which he breached by failing to do so.

The only pending legal action is discussed above. We believe that the aforementioned will not have a negative material effect on our business. Instead, we believe the company to be more valuable, if we receive a favorable order cancelling the 32,942,624 shares of common stock.

Recent proceedings are listed below.

Receivership

This legal action is discussed in Item 1 under the title Receivership.

Custodianship

This legal action is discussed in Item 1 under the title Custodianship.

AQUA POWER SYSTEMS INC. v. SILVERTON SA, INC.

On May 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 6,330,138 shares of common stock of the Company held by Silverton SA, Inc., which was administratively dissolved July 9, 2018, in book entry with the Company’s transfer agent, which were not acquired by any consideration.

On August 23, 2021, the Company moved for an entry of default for Silverton SA, Inc.’s failure to appear or serve any papers as required by law. On September 15, 2021, the Company filed a Motion for Entry of Default Final Judgement for failure to appear, file any responsive pleading or paper in this action, or otherwise assert any defense to this action as required by law.

On September 22, 2021, the Court ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 6,330,138 shares of common stock in the Company issued to [Silverton SA, Inc.] on or about October 7, 2015, held in Book Entry, void and cancelled.

20

AQUA POWER SYSTEMS INC. v. PARAMOUNT TRADING COMPANY INC.

On May 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 2,690,000 shares of common stock of the Company held by Paramount Trading Company (“PTC”), a defunct company, in book entry with the Company’s transfer agent, which were not acquired by any consideration.

On August 23, 2021, the Company moved for an entry of default for failure to appear or serve any papers as required by law. On September 15, 2021, the Company filed a Motion for Entry of Default Final Judgement for failure to appear, file any responsive pleading or paper in this action, or otherwise assert any defense to this action as required by law.

On September 24, 2021, the Court ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 2,690,000 shares of common stock in APSI issued to PTC, over two transactions, on or about October 1, 2015 and on or about July 14, 2017, held in Book Entry, void and cancelled.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is quoted on the OTC Pink tier of the OTC Markets Group under the symbol “APSI.” The OTC Market is a computer network that provides information on current “bids” and “asks,” as well as volume information.

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Bid Prices
	Low	High
FISCAL YEAR ENDING MARCH 31 2020

First Quarter (April 1, 2019 to June 30, 2019)	$0.0025	$0.0050
Second Quarter (July 1, 2019 to September 30, 2019)	$0.0001	$0.0700
Third Quarter (October 1, 2019 to December 31, 2019)	$0.0030	$0.0080
Fourth Quarter (January 1, 2020 to March 31, 2020)	$0.0017	$0.0045

FISCAL YEAR ENDING MARCH 31 2021

First Quarter (April 1, 2020 to June 30, 2020)	$0.0012	$0.0039
Second Quarter (July 1, 2020 to September 30, 2020)	$0.0012	$0.0046
Third Quarter (October 1, 2020 to December 31, 2020)	$0.0017	$0.0570
Fourth Quarter (January 1, 2021 to March 31, 2021)	$0.0115	$0.2190

FISCAL YEAR ENDING MARCH 31 2022

First Quarter (April 1, 2021 to June 30, 2021)	$0.1740	$0.4500
Second Quarter (July 1, 2021 to September 30, 2021)	$0.0915	$0.3550
Third Quarter (October 1, 2021 to December 31, 2021) (1)	$0.1810	0.3105

___________________

(1)	Reflects transactions through November 26, 2021.

21

On October 25, 2021, the closing bid price of our common stock as reported on the OTC Pink was $0.2200. As of October 25, 2021, there were approximately 3 holders of record of our common stock, including multiple beneficial holders at depositories, banks and brokers listed as a single holder in the street name of each respective depository, bank or broker.

Dividend Policy

We have never declared or paid cash dividends on our capital stock, and we currently have no plans to do so. Our current policy is to retain all of our earnings to finance future growth, pay down our existing indebtedness and repurchase our common stock.

Item 10. Recent Sales of Unregistered Securities.

On December 7, 2020, the Company issued 500,000 shares of convertible Series B Preferred Stock to Small Cap Compliance, LLC (the “Custodian”) for services rendered and debts paid by the Custodian, in its capacity as the Custodian.

On April 22, 2021, we received $200,000 in net proceeds from a private placement, in which we sold 100,000 shares of our common stock for a price of $2.00 per share to Wong Hang NGA.

We believe the offer, sale and issuance of the above securities were exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder because the issuance of securities to the recipient did not involve a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

General

As of the date of this Registration Statement, the Company has 200,000,000 authorized shares of common stock, $0.0001 par value per share and 10,000,000 authorized shares of preferred stock, 6,000,000 are designated, 5,000,000 authorized shares of Series A Preferred Stock, $0.001 par value per share, and 1,000,000 authorized shares of Series B Preferred Stock, $0.001 par value per share. No other classes of stock are authorized or expected to be authorized under our certificate of formation.

As of October 25, 2021, there were 50,146,804 shares of common stock, 0 Series A Preferred Shares, and 500,000 Series B Preferred Shares, issued and outstanding, respectively. All of our outstanding shares of common stock are fully paid and nonassessable.

Common Stock

The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our certificate of incorporation and bylaws, any corporate action to be taken by vote of stockholders shall be authorized by the affirmative vote of the majority of votes cast. Stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding holders of our preferred stock, holders of our Common Stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock.

22

Preferred Class A Stock

Each share of Preferred Class A Stock is entitled to one hundred (100) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class A Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Preferred Class A Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

We are not required to pay dividends at any specific rate on the Series A Preferred Stock.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company’s senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Class A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Class A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Class A Preferred Stock shall be equal to the original issue price per share of Class A Preferred Stock, as adjusted for any recapitalizations.

Holders of Class A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Class A Preferred Shares into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Preferred Class A Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class A Stock.

Preferred Class B Stock

Each share of Preferred Class B Stock is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class B Stock vote together with the holders of shares of Common Stock as a single class.

The Preferred Class B Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

23

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Preferred Class B Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Class B Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Preferred Class B Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

Each share of Preferred Class B Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Preferred Class B Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class B Stock.

Anti-Takeover Effects of Provisions of the Nevada Revised Statutes and our Certificate of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our Certificate of Incorporation and Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Nevada Anti-Takeover Statute

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Exclusive Forum Provision

Our Bylaws do not provide an exclusive forum provision.

24

Amendments to Our Articles of Incorporation

Our articles of incorporation reserve the right to amend, alter, change, or repeal any provision contained in our articles of incorporation, as prescribed by statute. Under the Nevada Revised Statutes section 78.390, except as provided in sections 77.340, 78.209, or Chapter 92A, the Board of Directors must adopt a resolution setting forth the amendment proposed and submit the proposed amendment to the shareholders for approval. If stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, as provided in subsections 2 and 4 (of Nevada Revised Statutes section 78.390), or as may be required by the provisions of the articles of incorporation, have approved the amendment, an officer of the corporation shall sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted. The aforementioned certificate must be filed with the Secretary of State. Subsection 2 states that except as otherwise provided in this subsection, if any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then, in addition to any approval otherwise required, the amendment must be approved by the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment. Subsection 4 states that different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.

Vacancies in the Board of Directors

Our Bylaws provide that, any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Special Meetings of Stockholders

Per Nevada Revised Statutes, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors. Our articles of incorporation do not provide for special meetings. Under our Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary if requested in writing by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the articles of incorporation, either personally, by mail or by a form of electronic transmission consented to by the stockholder, to each stockholder of record entitled to vote at such meeting.

No Cumulative Voting

The Nevada Revised Statutes provides that the articles of incorporation of any corporation may provide that at all elections of directors of the corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his or her shares of stock multiplied by the number of directors to be elected, and that the holder of stock may cast all of his or her votes for a single director or may distribute them among the number to be voted for or any two or more of them, as the holder of stock may see fit. To exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give written notice to the president or secretary of the corporation that the stockholder desires that the voting for the election of directors be cumulative. Our Certificate of Incorporation does not provide for cumulative voting.

25

Limitations on Directors’ Liability; Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. Per the Nevada Revised Statutes, except as otherwise provided in Nevada Revised Statutes 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) The presumption that good faith, on an informed basis and with a view to the interests of the corporation has been rebutted; and (b) It is proven that: (1) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (2) Such breach involved intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 12. Indemnification of Directors and Officers.

The Nevada Revised Statutes, our Certificate of Incorporation, and Bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our Certificate of Incorporation provides that “[t]he personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as then same may be amended and supplemented. Any repeal or amendment of this [language] by the stockholders of the Company shall be prospective.”

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Our Bylaws also provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

26

Per the Nevada Revised Statutes, except as otherwise provided in Nevada Revised Statutes 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) The presumption that good faith, on an informed basis and with a view to the interests of the corporation has been rebutted; and (b) It is proven that: (1) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (2) Such breach involved intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel that the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under Item 15 of this Registration Statement (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

27

Item 15. Financial Statements and Exhibits.

a.	Financial Statements

AQUA POWER SYSTEMS INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021 and 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Aqua Power Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aqua Power Systems, Inc. (the Company) as of March 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended March 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit, has generated net losses since its inception and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Hudgens CPA, PLLC
www.hudgenscpas.com
We have served as the Company’s auditor since 2021.
Houston, Texas
October 28, 2021

F-2

AQUA POWER SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS

	As of March 31,

	2021	2020

ASSETS
Current Assets
Cash	$–	$–
Total Current Assets	–	–

Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Accounts payable and accrued expenses, including related party payables of $3,000 and $0, respectively	$40,926	$37,926
Accrued interest payable convertible notes	206,961	165,846
Accrued Interest Related Party	154,099	125,372
Convertible note payable - related party, net	263,158	263,158
Convertible note, net	411,050	411,050
Note payable - related party	21,713	16,613
Note payable	7,500	7,500
Total Liabilities	1,105,397	1,027,465

Stockholders' Equity (Deficiency)
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, 500,000 and 0 issued and outstanding at March 31, 2021 and 2020 respectively	500	–
Common stock, $0.0001 par value; 200,000,000 shares authorized, 59,066,942 and 59,066,942 issued and outstanding, at March 31, 2021 and March 31, 2020 respectively	5,906	5,906
Additional paid-in capital	6,810	7,310
Accumulated deficit	(1,118,613)	(1,040,681)
Total Stockholders' Equity (Deficit)	(1,105,397)	(1,027,465)

Total Liabilities and Stockholders' Equity (Deficit)	$–	$–

See accompanying notes to condensed consolidated financial statement

F-3

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2021	2020

Revenue	$–	$–

Operating Expenses
Professional fees	5,100	–
Rent	3,000	–
Total Operating Expenses	8,100	–

Loss from Operations	(8,100)	–

Other Income (Expense)
Interest expense	(69,832)	(69,832)
Total Other Income (Expense)	(69,832)	(69,832)

NET LOSS	$(77,932)	$(69,832)

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the year – Basic and Diluted	59,066,942	59,066,942

See accompanying notes to condensed consolidated financial statement

F-4

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the years ended March 31, 2021 and 2020

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/ (Deficit) ($)
Balance March 31, 2019	–	–	–	–	59,066,942	5,906	7,310	(970,849)	(957,633)

Net loss	–	–	–	–				(69,832)	(69,832)
Balance March 31 2020	–	–	–	–	59,066,942	5,906	7,310	(1,040,681)	(1,027,465)

Issuance of shares for custodianship	–	–	500,000	500	–	–	(500)	–	–
Net loss	–	–	–	–		–	–	(77,932)	(77,932)
Balance March 31, 2021	–	–	500,000	500	59,066,942	5,906	6,810	(1,118,613)	(1,105,397)

See accompanying notes to condensed consolidated financial statement

F-5

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net Loss	$(77,932)	$(69,832)
Adjustments to reconcile net loss to net cash used in operations
Changes in operating assets and liabilities:
Increase in accrued interest payable	69,832	69,832
Increase in accounts payable	3,000	–
Net Cash Used In Operating Activities	(5,100)	–

Cash Flows From Investing Activities:

Net Cash Used in Investing Activities	–	–

Cash Flows From Financing Activities:
Proceeds from note payable - related party	5,100	–
Net Cash Provided by Financing Activities	5,100	–

Net Increase (Decrease) in Cash	–	–

Cash at Beginning of Period	–	–

Cash at End of Period	$–	$–

Supplemental disclosure of cash flow information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

See accompanying notes to condensed consolidated financial statement

F-6

AQUA POWER SYSTEMS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2021 and 2020

NOTE 1 – ORGANIZATION AND BUSINESS

Aqua Power Systems, Inc. (APSI), (the "Company") was incorporated in the State of Nevada on December 9, 2010.  The last reporting date on the Company’s activity was for the quarter ended June 30, 2015.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

The Company is a shell company in that it has no or nominal operations with either no or nominal assets. The Company’s business purpose is to identify, research and if determined to meet the Company’s criteria, acquire an interest in business opportunities available for the Company to leverage.  The Company is not restricting its business development criteria to any specific business, industry, or geographical location.  The Company may in fact participate in a business venture of virtually any kind or nature so long that it is in the best interest of the Company and its shareholders in an effort to build long-term shareholder value.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has generated no revenues for the year ending March 31, 2021, has sustained a net loss of $77,932 for the year ended March 31, 2021, and has an accumulated deficit of ($1,118,613) and a working capital deficit of ($1,105,397) at March 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

Management plans to identify adequate sources of funding to provide operating capital for continued growth.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

F-8

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2021.

Financial Instruments

The Company’s balance sheet is limited to organizational startup costs due to the Acquisition was in December 2020. ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented. As of March 31, 2021, the Company does not have any Long-Lived Assets.

F-9

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets.  Equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (3 years). As of March 31, 2021, the Company did not have any Fixed Assets.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. The Company leases office space from an entity that is controlled by the CEO and a Director of the Company.

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of March 31, 2021, the company did not have any stock-based transactions.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4 – NOTES PAYABLE

On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $55,000 to an investor. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $5,500 and $5,500 respectively.

F-10

On April 20, 2015, the Company issued an unsecured promissory note in the amount of $7,500 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on demand. Interest expense incurred during the years ended March 31, 2021 and 2020 was $750 and $750 respectively.

On April 28, 2015, the Company issued a convertible promissory note in the principal amount of $6,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on April 26, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020.  Interest expense incurred during the years ended March 31, 2021 and 2020 was $600 and $600 respectively.

On April 30, 2015, the Company issued a convertible promissory note in the principal amount of $18,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on April 30, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $1,800 and $1,800 respectively.

On May 7, 2015, the Company issued a convertible promissory note in the principal amount of $74,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 7, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $7,400 and $7,400 respectively.

On May 18, 2015, the Company issued a convertible promissory note in the principal amount of $105,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 18, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $10,500 and $10,500 respectively.

On May 22, 2015, the Company issued a convertible promissory note in the principal amount of $40,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 22, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $4,000 and $4,000 respectively.

On May 27, 2015, the Company issued a convertible promissory note in the principal amount of $61,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 27, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $6,100 and $6,100 respectively.

F-11

On June 8, 2015, the Company issued a convertible promissory note in the principal amount of $50,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on June 8, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $5,000 and $5,000 respectively.

Notes Payable - Related Party

On June 6, 2014, the Company issued an unsecured promissory note in the amount of $3,500 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and was due on June 6, 2015 and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $350 and $350 respectively.

On July 4, 2014, the Company issued an unsecured promissory note in the amount of $2,500 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and was due on July 4, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $250 and $250 respectively.

On August 1, 2014, the Company issued an unsecured promissory note in the amount of $3,000 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and is due on August 1, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $300 and $300 respectively.

On August 11, 2014, the Company issued an unsecured promissory note in the amount of $14,000 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and is due on August 11, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $1,400 and $1,400 respectively.

F-12

On May 1, 2015, the Company memorialized an unsecured promissory note in the amount of $7,500 to a related party for the payment of expenses during the year ended March 31, 2015. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due by May 1, 2016. Interest expense incurred during the years ended March 31, 2021 and 2020 was $750 and $750 respectively.

On November 10, 2014, the Company issued an unsecured promissory note in the amount of $9,113 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest, and is due on November 10, 2015. Interest expense incurred during the years ended March 31, 2021 and 2020 was $911 and $911 respectively.

On December 22, 2014, the Company issued an unsecured promissory note in the amount of $2,050, respectively, to an related party. Pursuant to the terms of the note, the note was bearing 10% interest, and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and is due on December 22, 2015 and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $205 and $205 respectively.

On January 19, 2015, the Company issued a convertible promissory note in the principal amount of $550 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on January 19, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $55 and $55 respectively.

On February 12, 2015, the Company issued a convertible promissory note in the principal amount of $11,634 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on February 12, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $1,163 and $1,163 respectively.

On February 25, 2015, the Company issued a convertible promissory note in the principal amount of $117,000 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on February 25, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $11,700 and $11,700 respectively.

On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $20,000 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $2,000 and $2,000 respectively.

F-13

On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $75,000 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $7,500 and $7,500 respectively.

On May 4, 2015, the Company issued a convertible promissory note in the principal amount of $12,100 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 4, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $1,210 and $1,210 respectively.

On April 16, 2015, the Company issued a convertible promissory note in the principal amount of $1,824 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest and is due on April 16, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during fiscal years ended March 31, 2021 and 2020. Interest expense incurred during the years ended March 31, 2021 and 2020 was $182 and $182 respectively.

On December 16, 2020, the Company issued a demand note in principal amount of $5,100 to an officer of the Company. The funds were utilized to pay legal expenses on behalf of the Company. The note has no interest obligations.

NOTE 5 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

As of March 31, 2021, there have been no issuances of common shares since the last audited period ending March 31, 2015.

There were 59,066,942 common shares issued and outstanding at March 31, 2021.

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

There are currently no Series A Preferred shares issued and outstanding.

F-14

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

NOTE 6 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A full valuation allowance is established against the remaining net deferred tax assets as of March 31, 2021 and 2020 based on estimates of recoverability.  The Company determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model.  The Company's deferred tax assets, liabilities, and valuation allowance have been adjusted to reflect the impact of the new tax law.

The components of deferred tax assets consist of:

	March 31,
	2021	2020
Net operating loss	$77,932	$69,832
Valuation allowance	(77,932)	(69,832)
Deferred tax assets, net of allowance	$–	$–

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

	March 31, 2021		March 31, 2020
US Federal statutory rate	(21%	)	(21%	)
State income tax, net of federal benefit	(6%	)	(6%	)
Change in valuation allowance	27%		27%
Income tax benefit	-%		-%

The deferred tax liability is mostly made up of the difference between book and tax values for property and equipment and intangible assets.

The Company has recorded as of March 31, 2021 and 2020 a valuation allowance of $77,932 and $69,832, respectively, as management believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company's lack of profitable operating history.

The Company annually conducts an analysis of its tax positions and has concluded that it had no uncertain tax positions as of March 31, 2021 and 2020.

The Company has net operating loss carry-forwards of approximately $717,819.  Such amounts are subject to IRS code section 382 limitations and begin to expire in 2029. The tax years from 2018 to 2021 are still subject to audit.

F-15

NOTE 7 – SUBSEQUENT EVENTS

Effective August 5, 2021, the Eighth Judicial District Court of Clark County, Nevada granted a motion to bar any asserted and unasserted claims against the assets of Aqua Power Systems, Inc. prior to the date of judgment. In connection with the judgment, management has determined it is appropriate to write-off the payables due to prior management and other parties. The impact of the write offs will be reflected in the quarterly financials reported in the September 30, 2021 disclosure filing.

On April 22, 2021, the Company issued 100,000 shares of its common stock in return for an investment of $200,000 via a Subscription Agreement.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares (or 10.7% of the total issued and outstanding shares) were held by Silverton SA as disclosed in prior OTC Markets Disclosure filings, and 2,690,000 of these shares were held by Paramount Trading Company.

F-16

AQUA POWER SYSTEMS INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 and 2020

F-17

AQUA POWER SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of March 31,
	2021	2021
	(Unaudited)

ASSETS
Current Assets
Cash	$165,196	$–
Total Current Assets	165,196	–

Total Assets	$165,196	$–

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Accounts payable and accrued expenses, including related party payables of $9,000 and $3,000 respectively	$49,426	$40,926
Accrued interest payable convertible notes	217,613	206,961
Accrued interest related party	160,660	154,099
Convertible note payable - related party, net	263,158	263,158
Convertible note, net	411,050	411,050
Note payable - related party	21,713	21,713
Note payable	7,500	7,500
Total Liabilities	1,131,120	1,105,397

Stockholders' Equity (Deficiency)
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, 500,000 issued and outstanding at June 30, 2021 and March 31, 2021	500	500
Common stock, $0.0001 par value; 200,000,000 shares authorized, 59,166,942 and 59,066,942 issued and outstanding, at June 30, 2021 and March 31, 2020 respectively	5,916	5,906
Additional paid-in capital	206,800	6,810
Accumulated deficit	(1,179,140)	(1,118,613)
Total Stockholders' Equity (Deficit)	(965.924)	(1,105,397)

Total Liabilities and Stockholders' Equity (Deficit)	$165,196	$–

See accompanying notes to condensed consolidated financial statement

F-18

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,
	2021 (Unaudited)	2020 (Unaudited)

Revenue	$–	$–

Operating Expenses
Professional fees	37,304	–
Rent	6,000	–
Total Operating Expenses	43,304	–

Loss from Operations	(43,304)	–

Other Income (Expense)
Interest expense	(17,223)	(17,410)
Total Other Income (Expense)	(17,223)	(17,410)

Provision for Income Taxes	–	–

NET LOSS	$(60,527)	$(17,410)

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding – Basic and Diluted	59,143,609	59,066,942

See accompanying notes to condensed consolidated financial statement

F-19

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

For the Three Months Ended June 30, 2021 and 2020

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/ (Deficit) ($)
Balance March 31, 2020	–	–	–	–	59,066,942	5,906	7,310	(1,040,681)	(1,027,465)

Net loss	–	–	–	–	–	–	–	(17,410)	(17,410)
Balance June 30, 2020	–	–	–	–	59,066,942	5,906	7,310	(1,058,091)	(1,044,875)

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/ (Deficit) ($)
Balance March 31, 2021	–	–	500,000	500	59,066,942	5,906	6,810	(1,118,613)	(1,105,397)

Issuance of shares for subscription agreement	–	–	–	–	100,000	10	199,990	–	200,000
Net loss	–	–	–	–	–	–	–	(60,527)	(60,527)
Balance June 30, 2021	–	–	500,000	500	59,166,942	5,916	206,800	(1,179,140)	(965,924)

See accompanying notes to condensed consolidated financial statement

F-20

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended June 30,
	2021 (Unaudited)	2020 (Unaudited)
Cash Flows From Operating Activities:
Net Loss	$(60,527)	$(17,410)
Adjustments to reconcile net loss to net cash used in operations
Changes in operating assets and liabilities:
Increase in accrued interest payable	17,223	17,410
Increase in accounts payable and promissory notes	8,500	–
Net Cash Used In Operating Activities	(34,804)	–

Cash Flows From Investing Activities:
	–	–
Net Cash Used in Investing Activities	–	–

Cash Flows From Financing Activities:
Proceeds from common stock sale	200,000	–
Net Cash Provided by Financing Activities	200,000	–

Net Increase (Decrease) in Cash	165,196	–

Cash at Beginning of Period	–	–

Cash at End of Period	$165,196	$–

Supplemental disclosure of cash flow information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:

Beneficial conversion feature	$–	$–

See accompanying notes to condensed consolidated financial statement

F-21

AQUA POWER SYSTEMS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2021

NOTE 1 – ORGANIZATION AND BUSINESS

Aqua Power Systems, Inc. (APSI), (the "Company") was incorporated in the State of Nevada on December 9, 2010.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

The Company is a shell company in that it has no or nominal operations with either no or nominal assets. The Company’s business purpose is to identify, research and if determined to meet the Company’s criteria, acquire an interest in business opportunities available for the Company to leverage.  The Company is not restricting its business development criteria to any specific business, industry, or geographical location.  The Company may in fact participate in a business venture of virtually any kind or nature so long that it is in the best interest of the Company and its shareholders in an effort to build long-term shareholder value.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has generated no revenues for the year ending March 31, 2021 and the three months ended June 30, 2021, has sustained a net loss of $60,527 for the three months ended June 30, 2021, and has an accumulated deficit of ($1,179,140) and a working capital deficit of ($965,924) at June 30, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

Management plans to identify adequate sources of funding to provide operating capital for continued growth.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-22

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

F-23

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2021.

Financial Instruments

The Company’s balance sheet is limited to organizational startup costs due to the Acquisition was in December 2020. ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented. As of March 31, 2021, the Company does not have any Long-Lived Assets.

F-24

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets.  Equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (3 years). As of June 30, 2021, the Company did not have any Fixed Assets.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. The Company leases office space from an entity that is controlled by the CEO and a Director of the Company.

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of June 30, 2021, the company did not have any stock-based transactions.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4 – NOTES PAYABLE

On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $55,000 to an investor. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $1,371 and $5,500 respectively.

F-25

On April 20, 2015, the Company issued an unsecured promissory note in the amount of $7,500 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on demand. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $187 and $750 respectively.

On April 28, 2015, the Company issued a convertible promissory note in the principal amount of $6,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on April 26, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020.  Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $150 and $600 respectively.

On April 30, 2015, the Company issued a convertible promissory note in the principal amount of $18,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on April 30, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $449 and $1,800 respectively.

On May 7, 2015, the Company issued a convertible promissory note in the principal amount of $74,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 7, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $1,845 and $7,400 respectively.

On May 18, 2015, the Company issued a convertible promissory note in the principal amount of $105,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 18, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $2,618 and $10,500 respectively.

On May 22, 2015, the Company issued a convertible promissory note in the principal amount of $40,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 22, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $997 and $4,000 respectively.

On May 27, 2015, the Company issued a convertible promissory note in the principal amount of $61,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 27, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $1,521 and $6,100 respectively.

F-26

On June 8, 2015, the Company issued a convertible promissory note in the principal amount of $50,000 to an investor. Pursuant to the terms of the note, the note is bearing 10% interest and is due on June 8, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $1,247 and $5,000 respectively.

Notes Payable - Related Party

On June 6, 2014, the Company issued an unsecured promissory note in the amount of $3,500 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and was due on June 6, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $87 and $350 respectively.

On July 4, 2014, the Company issued an unsecured promissory note in the amount of $2,500 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and was due on July 4, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $92 and $250 respectively.

On August 1, 2014, the Company issued an unsecured promissory note in the amount of $3,000 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and is due on August 1, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $75 and $300 respectively.

On August 11, 2014, the Company issued an unsecured promissory note in the amount of $14,000 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and is due on August 11, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $349 and $1,400 respectively.

F-27

On May 1, 2015, the Company memorialized an unsecured promissory note in the amount of $7,500 to a related party for the payment of expenses during the year ended March 31, 2015. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due by May 1, 2016. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $187 and $750 respectively.

On November 10, 2014, the Company issued an unsecured promissory note in the amount of $9,113 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest, and is due on November 10, 2015. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $227 and $911 respectively.

On December 22, 2014, the Company issued an unsecured promissory note in the amount of $2,050 to a related party. Pursuant to the terms of the note, the note was bearing 10% interest, and was due on the earlier of December 31, 2014, or within 10 business days upon the closing of any definitive agreement. The Company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever the Company is able to make such payment. Subsequent to March 31, 2015, the Company amended the original note in exchange for a promissory bearing interest rate of 10% and is due on December 22, 2015, and may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $51 and $205 respectively.

On January 19, 2015, the Company issued a convertible promissory note in the principal amount of $550 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on January 19, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $14 and $55 respectively.

On February 12, 2015, the Company issued a convertible promissory note in the principal amount of $11,634 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on February 12, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $290 and $1,163 respectively.

On February 25, 2015, the Company issued a convertible promissory note in the principal amount of $117,000 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on February 25, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $2,917 and $11,700 respectively.

On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $20,000 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $499 and $2,000 respectively.

On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $75,000 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $1,870 and $7,500 respectively.

F-28

On May 4, 2015, the Company issued a convertible promissory note in the principal amount of $12,100 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest and is due on May 4, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $302 and $1,210 respectively.

On April 16, 2015, the Company issued a convertible promissory note in the principal amount of $1,824 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest and is due on April 16, 2016. This convertible note may be converted into shares of the Company’s common stock at a conversion price of $0.20. For convertible debt, the convertible feature indicated a rate of conversion that was below market value at the time of issuance. As a result, the Company recorded a BCF and related debt discount. The debt discount was fully amortized prior to March 31, 2019 and therefore, no amortization expense was recognized during the three months ended June 30, 2021 and 2020. Interest expense incurred during the three months ended June 30, 2021 and the year ended March 31, 2021 was $45 and $182 respectively.

On December 16, 2020, the Company issued a demand note in principal amount of $5,100 to an officer of the Company. The funds were utilized to pay legal expenses on behalf of the Company. The note has no interest obligations.

NOTE 5 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

As of March 31, 2021, there have been no issuances of common shares since the last audited period ending March 31, 2015.

There were 59,166,942 common shares issued and outstanding at June 30, 2021.

On April 22, 2021, the Company issued 100,000 shares of its Common Stock in return for an investment of $200,000 via a Subscription Agreement.

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

There are currently no Series A Preferred shares issued and outstanding.

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

F-29

NOTE 6 – SUBSEQUENT EVENTS

Effective August 5, 2021, the Eighth Judicial District Court of Clark County, Nevada granted a motion to bar any asserted and unasserted claims against the assets of Aqua Power Systems, Inc. prior to the date of judgment. In connection with the judgment, management has determined it is appropriate to write-off the payables due to prior management and other parties. The impact of the write offs will be reflected in the quarterly financials reported in the September 30, 2021 disclosure filing.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares (or 10.7% of the total issued and outstanding shares) were held by Silverton SA as disclosed in prior OTC Markets Disclosure filings, and 2,690,000 of these shares were held by Paramount Trading Company.

F-30

AQUA POWER SYSTEMS INC.

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 and 2020

F-31

AQUA POWER SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of March 31,
	2021	2021
	(Unaudited)

ASSETS
Current Assets
Cash	$149,593	$–
Total Current Assets	149,593	–

Total Assets	$149,593	$–

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Accounts payable and accrued expenses, including related party payables of $12,000 and $3,000 respectively	$21,000	$40,926
Accrued interest payable convertible notes	–	206,961
Accrued interest related party	–	154,099
Convertible note payable - related party, net	–	263,158
Convertible note, net	–	411,050
Note payable - related party	5,100	21,713
Note payable	–	7,500
Total Liabilities	26,100	1,105,397

Stockholders' Equity (Deficiency)
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, 500,000 issued and outstanding at September 30, 2021 and March 31, 2021	500	500
Common stock, $0.0001 par value; 200,000,000 shares authorized, 50,146,804 and 59,066,942 issued and outstanding, at September 30, 2021 and March 31, 2020 respectively	5,014	5,906
Additional paid-in capital	207,702	6,810
Accumulated deficit	(89,723)	(1,118,613)
Total Stockholders' Equity (Deficit)	123,493	(1,105,397)

Total Liabilities and Stockholders' Equity (Deficit)	$149,593	$–

See accompanying notes to condensed consolidated financial statement

F-32

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Revenue
Revenue, net	$–	$–	$–	$–

Operating Expenses
Selling, general and administrative	25,103	–	68,407	–
Total Operating Expenses	25,103	–	68,407	–

Profit (Loss) from Operations	(25,103)	–	(68,407)	–

Other Income (Expense)
Gain on extinguishment of debt	1,121,407	–	1,121,407	–
Interest expense – related party	(2,743)	(7,011)	(9,304)	(13,946)
Interest expense – other	(4,144)	(10,590)	(14,796)	(21,066)
Total Other Income (Expense)	1,114,520	(17,601)	1,097,307	(35,012)

Provision for Income Taxes	–	–	–	–

NET PROFIT (LOSS)	$1,089,417	$(17,601)	$1,028,900	$(35,012)

Net Profit (Loss) Per Share: Basic and Diluted	$0.02	$(0.00)	$0.02	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	58,510,007	59,066,942	58,788,474	59,066,942

See accompanying notes to condensed consolidated financial statement

F-33

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

For the Six Months Ended September 30, 2021 and 2020

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/ (Deficit) ($)
Balance March 31, 2020	–	–	–	–	59,066,942	5,906	7,310	(1,040,681)	(1,027,465)

Net loss	–	–	–	–	–	–	–	(17,410)	(17,410)
Balance June 30, 2020	–	–	–	–	59,066,942	5,906	7,310	(1,058,091)	(1,044,875)

Net loss	–	–	–	–	–	–	–	(17,601)	(17,601)
Balance September 30, 2020	–	–	–	–	59,066,942	5,906	7,310	(1,075,692)	(1,062,476)

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/ (Deficit) ($)
Balance March 31, 2021	–	–	500,000	500	59,066,942	5,906	6,810	(1,118,613)	(1,105,397)

Issuance of shares for subscription agreement	–	–	–	–	100,000	10	199,990	–	200,000
Net loss	–	–	–	–	–	–	–	(60,527)	(60,527)
Balance June 30, 2021	–	–	500,000	500	59,166,942	5,916	206,800	(1,179,140)	(965,924)

Cancellation of shares	–	–	–	–	(9,020,138)	(902)	902	–	–
Net loss	–	–	–	–	–	–	–	1,089,417	1,089,417
Balance September 30, 2020	–	–	500,000	500	50,146,804	5,014	207,702	(89,723)	123,493

See accompanying notes to condensed consolidated financial statement

F-34

AQUA POWER SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended September 30,
	2021 (Unaudited)	2020 (Unaudited)
Cash Flows From Operating Activities:
Net Profit	$1,028,900	$(35,012)
Adjustments to reconcile net loss to net cash used in operations
Gain on extinguishment of debt	(1,121,407)	–
Changes in operating assets and liabilities:
Increase in accrued interest payable	24,100	35,012
Increase in accounts payable and promissory notes	18,000	–
Net Cash Used In (Provided By) Operating Activities	(50,407)	–

Cash Flows From Investing Activities:
	–	–
Net Cash Used in Investing Activities	–	–

Cash Flows From Financing Activities:
Proceeds from common stock sale	200,000	–
Net Cash Provided by Financing Activities	200,000	–

Net Increase (Decrease) in Cash	149,593	–

Cash at Beginning of Period	–	–

Cash at End of Period	$149,593	$–

Supplemental disclosure of cash flow information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:

Beneficial conversion feature	$–	$–

See accompanying notes to condensed consolidated financial statement

F-35

AQUA POWER SYSTEMS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 1 – ORGANIZATION AND BUSINESS

Aqua Power Systems, Inc. (APSI), (the "Company") was incorporated in the State of Nevada on December 9, 2010.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

The Company is a shell company in that it has no or nominal operations with either no or nominal assets. The Company’s business purpose is to identify, research and if determined to meet the Company’s criteria, acquire an interest in business opportunities available for the Company to leverage.  The Company is not restricting its business development criteria to any specific business, industry, or geographical location.  The Company may in fact participate in a business venture of virtually any kind or nature so long that it is in the best interest of the Company and its shareholders in an effort to build long-term shareholder value.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has generated no revenues for the year ending March 31, 2021 and the six months ended September 30, 2021, had a net profit of $1,028,900 for the six months ended September 30, 2021, and has an accumulated deficit of ($89,723) and working capital of $123,493 at September 30, 2021. While favorable currently, the gain on the extinguishment of debt has had a positive impact on the Company. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

Management plans to identify adequate sources of funding to provide operating capital for continued growth.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

F-36

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2021.

Financial Instruments

The Company’s balance sheet is limited to organizational startup costs due to the Acquisition was in December 2020. ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-37

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented. As of September 30, 2021, the Company does not have any Long-Lived Assets.

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets.  Equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (3 years). As of September 30, 2021, the Company did not have any Fixed Assets.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. The Company leases office space from an entity that is controlled by the CEO and a Director of the Company.

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

F-38

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of September 30, 2021, the Company did not have any stock-based transactions.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Effective August 5, 2021, the Eighth Judicial District Court of Clark County, Nevada granted a motion to bar any asserted and unasserted claims against the assets of the Company prior to the date of judgment. In connection with the judgment, management has determined it is appropriate to write-off certain accounts payable and accrued expenses due by the Company to third parties with the exception of the payables current management has authorized since its appointment.

NOTE 5 – NOTES PAYABLE

Effective August 5, 2021, the Eighth Judicial District Court of Clark County, Nevada granted a motion to bar any asserted and unasserted claims against the assets of the Company prior to the date of judgment. In connection with the judgment, management has determined it is appropriate to write-off the payables due to prior management and other parties.

Notes Payable - Related Party

On December 16, 2020, the Company issued a demand note in principal amount of $5,100 to an officer of the Company. The funds were utilized to pay legal expenses on behalf of the Company. The note has no interest obligations.

NOTE 6 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

F-39

On April 22, 2021, the Company issued 100,000 shares of its Common Stock in return for an investment of $200,000 via a Subscription Agreement.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares (or 10.7% of the total issued and outstanding shares) were held by Silverton SA as disclosed in prior filings and canceled on September 22, 2021, and 2,690,000 of these shares were held by Paramount Trading Company and canceled on September 24, 2021.

There were 50,146,804 common shares issued and outstanding at September 30, 2021.

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

There are currently no Series A Preferred shares issued and outstanding.

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation the following material events have occurred that require further disclosure.

On November 5, 2021, the Company’s legal counsel filed a complaint with the courts to cancel a total of 32,942,624 shares of its common stock, representing 65.7% of the current issued and outstanding shares, that were held Mr. Tadashi Ishikawa, the former CEO of the Company.

F-40

b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
3.1*	Articles of Incorporation filed December 9, 2010
3.1.1*	Certificate of Amendment to the Articles of Incorporation filed August 5, 2014
3.1.2*	Certificate of Amendment by Custodian dated December 7, 2020
3.2*	Certificate of Designation filed September 9, 2015
3.2.1*	Certificate of Amendment to Designation filed December 7, 2020
3.3*	Bylaws of the Registrant dated December 9, 2010
10.1*	Custodian Services Agreement dated December 1, 2020
99.1*	Custodial Order filed December 1, 2020
99.2*	Certificate of Reinstatement/Revival dated December 7, 2020
99.3*	Order to Discharging Custodian filed March 4, 2021

*Incorporated by reference to the Company’s Form 10 filed on October 28, 2021.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Aqua Power Systems, Inc.

Date: November 29, 2021	By: /s/ Stephen Carnes Name: Stephen Carnes Title: Chief Executive Officer

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